EXHIBIT 99.1

Charge Enterprises Reports Third Quarter 2022 Financial Results

•	Reported Revenues Increased 59% to $185.9 Million

•	Reported Gross Profit Increased 77% to $6.9 Million

•	Wins in High-Demand Markets and Leveraging of Subsidiary Capabilities Driving Growth

New York – November 14, 2022 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), today reported third quarter 2022 revenues of $185.9 million, compared with $117.0 million in the third quarter of 2021. Gross profit for the third quarter of 2022 increased to $6.9 million, compared with $3.9 million in the third quarter of 2021.

“Progress and strategic execution in our business segments are increasing as we move through the year, driving solid revenue and gross profit growth in the third quarter,” stated Andrew Fox, Founder, Chairman, and Chief Executive Officer. “As our gross profit expands, we have and intend to continue to reinvest in future growth, securing the people and processes necessary to extend our reach and refine our management capabilities and best-in-class service offering while being mindful of expense control.”

Fox pointed to significant progress by Charge’s segments during the third quarter, including:

•	Auto Dealership Sector Inroads. Automakers are rolling out electric vehicle (“EV”) programs and detailing to dealers’ minimum investment expectations that include onsite EV charging systems; estimates range by manufacturer, with some investment expectations reaching $1.2 million for high-volume retailers. These announcements and the urgency created by the automakers represents a significant opportunity for Charge, as the EV charging stations comprise most of the required dealer investment in these programs.
•	Monitoring Operations Expansion. Advanced Network Services (“ANS”) was awarded five contracts across five states to implement its Network Operations Center (“NOC”) monitoring, which is driving growth in monthly recurring revenue (“MRR”).
•	Infrastructure segment revenue for the first nine months of 2022 was $71.8 million. Business developments during the quarter, along with Charge’s ongoing client relationships have contributed to a current overall Infrastructure segment backlog, or signed customer contracts, of approximately $90 million.

Mr. Fox said, “We remain focused and disciplined on aggressively cultivating new customer relationships, pursuing additional opportunities to drive future growth, and hiring, training and retaining talented team members with an emphasis on skill and safety.”

Powerful trends are propelling the business, mitigating the impact of macro-economic pressures. Development and demand in Charge’s addressable market are being driven by the Federal Government’s approval of the Electric Vehicle Infrastructure Deployment Plan, as well as mandates in California and New York for all new vehicle zero-emission purchases in 2035. Similarly, demand for cell towers and electrical and power engineering services is robust as the nation invests in grid infrastructure and capabilities for increased data speed, bandwidth and efficiency.”

Fox concluded, “Charge is expanding wallet share with large, high-value telecom and mobile operators and providing our growing base of target customers in emerging, rapid-growth markets with the guidance necessary to inform their decisions regarding custom end-to-end infrastructure solutions. We are positioning Charge Enterprises to be their trusted provider at the crossover of next-generation broadband and EV charging infrastructure.”

Third Quarter 2022 Results – Selected Financial Information

	As Reported Three months ended September 30,			As Reported Nine months ended September 30,
			Increase			Increase
($ in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Total Revenues	$185,857	$116,998	$68,859	$529,876	$357,709	$172,167
Gross Profit	6,906	3,904	3,002	20,658	7,629	13,029
Net Income / (Loss)	14,374	(25,230)	39,604	(18,408)	(36,894)	18,486
Adjusted EBITDA(1)	$(1,694)	$(1,042)	$(652)	$(5,129)	$(4,170)	$(959)

	Proforma Three months ended September 30,			Proforma Nine months ended September 30,
			Increase			Increase
($ in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Total Revenues	$185,857	$124,683	$61,174	$530,108	$392,851	$137,257
Gross Profit	6,906	6,254	652	20,802	16,905	3,897
Net Income / (Loss)	14,374	(23,790)	38,164	(18,334)	(33,163)	14,829
Adjusted EBITDA(1)	$(1,694)	$355	$(2,049)	$(5,046)	$(2,199)	$(2,847)

(1) Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs adjusted for stock-based compensation, loss on impairment, (income) loss from investments, net, change in fair value of derivative liabilities, other (income) expense, net, and foreign exchange adjustments. Refer to Appendix for definition and complete non-GAAP reconciliation for Adjusted EBITDA.

Reported financial results include operations from the date of acquisition: ANS acquired on May 21, 2021; BW acquired on December 27, 2021; and EV Group Holdings (“EV Depot”) acquired on January 14, 2022. Due to the timing of certain acquisitions, current quarter results are not necessarily comparable to the prior periods.

Proforma financial results include: the full three and nine months periods for all of the Company’s operations, including acquisitions, for 2021 and 2022 as if they happened on the first day of the respective period. Management believes that presenting proforma results is important to understanding the Company’s financial performance and provides better analysis of trends in the Company’s underlying businesses as it allows for comparability to prior period results.

Reported revenues for the third quarter of 2022 increased $68.9 million to $185.9 million, and proforma revenues increased $61.2 million to $185.9 million, compared with the third quarter of 2021. The increase in reported and proforma revenues was driven by higher revenues in both of the Company’s business segments.

•	Telecommunications: Reported revenues and proforma revenues increased $52.0 million, compared with the third quarter of 2021. The increase was driven by higher wholesale traffic volume.

•	Infrastructure: Reported revenues increased $16.9 million, and proforma revenues increased $9.2 million, compared with the third quarter of 2021. The more than doubling in reported revenues was due to the Company’s acquisitions of BW and EV Depot and organic growth in ANS and the Company’s EV charging business. The 52% increase in proforma revenues demonstrates the continued success of the Company’s strategy to drive organic growth across the Company’s Infrastructure business.

Reported gross profit for the third quarter of 2022 increased $3.0 million to $6.9 million, and proforma gross profit increased $0.7 million to $6.9 million, compared with the third quarter of 2021. The increase in reported and proforma gross profit was primarily driven by higher revenues, partially offset by lower gross profit in the Company’s Telecommunications segment due to customer mix. Reported gross margin percentage for the third quarter of 2022 increased, compared with the third quarter of 2021, due to higher revenues in the Infrastructure segment. Proforma gross margin percentage decreased year-over-year due to the mix of revenues among the businesses, labor and cost inflation within the Infrastructure segment, and a decline in margin in the Telecommunications segment.

2

Reported net income for the third quarter of 2022 was $14.4 million, compared with a net loss of $25.2 million in the third quarter of 2021.Proforma net income was $14.4 million, compared with a net loss of $23.8 million in the third quarter of 2021. On a reported basis, the increase in net income was driven by the increase in gross profit and a non-cash mark-to-market derivative gain, offset by continued investments the Company is making in its people and processes to support Charge’s growth strategy. The largest drivers over the prior year period were:

•	$7.8 million in stock-based compensation expense, which represented a modest $0.3 million increase. Sequentially stock-based compensation has declined in recent quarters, due to lower option grants in 2022, compared with 2021;
•	$3.5 million in general and administrative expense, which represented a $1.6 million increase, due to costs associated with the Company’s uplist to the Nasdaq and higher marketing expense related to growing the business;
•	$4.4 million in salaries and related benefits, which represented a $1.8 million increase, driven by incremental headcount to support the corporate organization and the growth of the Infrastructure segment; and
•	$24.2 million in other (income) expense, net, which represented a $43.3 million increase in income. Included in the increase is a $28.7 million mark-to-market gain related to a derivative liability, partially offset by a $2.7 million loss on contingent liability related to a previously announced acquisition. Third quarter 2021 results included an $18.1 million impairment charge. Items reported in other (income) expense, net, are not related to Charge’s core business operations and therefore are excluded from Adjusted EBITDA.

The reported net income of $14.4 million in the third quarter of 2022, adjusted for non-cash and certain one-time items, resulted in an Adjusted EBITDA loss of $1.7 million, compared with an Adjusted EBITDA loss of $1.0 million in the third quarter of 2021. See the Appendix for a full reconciliation.

As of September 30, 2022, Charge held $42.6 million in cash, cash equivalents and marketable securities.

Charge’s CFO Leah Schweller commented, “Our third quarter performance was strong, and we delivered operating profitability in each of our business segments, despite a challenging macroeconomic environment, as our strategy capitalizes on tailwinds in both next-generation broadband and EV charging infrastructure and we prudently invest in expanding our foundation for growth.

“To extend our record of gross profit growth, we are planning projects carefully, ensuring we remain at full capacity to drive efficiencies, absorb near-term external inflationary pressures while staying nimble and opportunistic in order to expand our customer base and grow organically with existing customers. Charge is purposely structured to utilize our lower-margin, positive cash flow Telecommunications business to support our faster-growing Infrastructure segment. For the rest of the year, we remain focused on continued consistent execution, expanding our maintenance, monitoring and NOC services and managing expenses to maximize gross profit delivery.”

For further details of the Company’s financials, please see Charge Enterprises’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 14, 2022 and available on Charge’s website Charge | SEC Filings. Financial statements prior to December 31, 2021 were filed with the OTC Markets.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric vehicle (“EV”) charging infrastructure.

3

Telecommunications

Our Telecommunications business (“Telecommunications”) provides routing of both voice and data to Carriers and Mobile Network Operators (“MNOs”) globally for over two decades and is poised to selectively add products and services to this long-established business.

Infrastructure

Our Infrastructure business (“Infrastructure”) primarily focuses on two fast growing sectors: electric vehicle (“EV”) charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment Specification and Sourcing, Installation, Data and Software Solutions, and Service and Maintenance.

To learn more about Charge, visit Charge Enterprises, Inc. and follow us on LinkedIn and Twitter.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, Charge’s ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates and the impact on investments by our customers, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 29, 2022, as well as subsequent reports we file from time to time with the SEC which are available on the SEC’s website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Notice Regarding Non-GAAP Measures

The press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. See the Appendix for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Contacts:

Investor Relations:

Christine Cannella (954) 298-6518

Ccannella@charge.enterprises

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

Media:

Jeff Kuhlman (571) 246-3857

jkuhlman@charge.enterprises

APPENDIX

4

CHARGE ENTERPRISES, INC.

CONSOLIDATED RESULTS OF OPERATIONS

	As Reported			As Reported
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues:
Telecommunications	$159,105	$107,108	$51,997	$458,072	$344,195	$113,877
Infrastructure	26,752	9,890	16,862	71,804	13,514	58,290
Total revenues	185,857	116,998	68,859	529,876	357,709	172,167
Cost of goods sold	178,951	113,094	65,857	509,218	350,080	159,138
Gross profit	6,906	3,904	3,002	20,658	7,629	13,029
Stock based compensation	7,847	7,558	289	28,352	21,351	7,001
General and administrative	3,516	1,929	1,587	10,420	5,325	5,095
Salaries and related benefits	4,417	2,587	1,830	12,787	5,210	7,577
Professional fees	667	432	235	2,580	1,264	1,316
Depreciation expense	433	166	267	1,745	314	1,431
Income (loss) from operations	(9,974)	(8,768)	(1,206)	(35,226)	(25,835)	(9,391)
Other (income) expenses	(24,165)	19,178	(43,343)	(15,045)	16,967	(32,012)
Income tax expense (benefit)	(183)	(2,716)	2,533	(1,773)	(5,908)	4,135
Net income (loss)	$14,374	$(25,230)	$39,604	$(18,408)	$(36,894)	$18,486

	Proforma			Proforma
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues:
Telecommunications	$159,105	$107,108	$51,997	$458,072	$344,195	$113,877
Infrastructure	26,752	17,575	9,177	72,036	48,656	23,380
Total revenues	185,857	124,683	61,174	530,108	392,851	137,257
Cost of goods sold	178,951	118,429	60,522	509,306	375,946	133,360
Gross profit	6,906	6,254	652	20,802	16,905	3,897
Stock based compensation	7,847	7,558	289	28,352	21,351	7,001
General and administrative	3,516	2,112	1,404	10,469	7,100	3,369
Salaries and related benefits	4,417	3,310	1,107	12,800	10,536	2,264
Professional fees	667	478	189	2,580	1,467	1,113
Depreciation expense	433	167	266	1,745	549	1,196
Income (loss) from operations	(9,974)	(7,371)	(2,603)	(35,144)	(24,098)	(11,046)
Other (income) expense	(24,165)	19,069	(43,234)	(15,037)	14,775	(29,812)
Income tax expense (benefit)	(183)	(2,650)	2,467	(1,773)	(5,710)	3,937
Net income (loss)	$14,374	$(23,790)	$38,164	$(18,334)	$(33,163)	$14,829

5

CHARGE ENTERPRISES, INC.

SEGMENT RESULTS OF OPERATIONS

Telecommunications

	As Reported and Proforma			As Reported and Proforma
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$159,105	$107,108	$51,997	$458,072	$344,195	$113,877
Cost of goods sold	158,153	105,881	52,272	454,604	339,901	114,703
Gross profit	952	1,227	(275)	3,468	4,294	(826)
General and administrative	468	534	(66)	1,477	1,321	156
Salaries and related benefits	132	585	(453)	630	1,472	(842)
Professional fees	28	18	10	63	34	29
Depreciation expense	42	49	(7)	128	149	(21)
Income (loss) from operations	282	41	241	1,170	1,318	(148)
Other (income) expenses	5	(1,426)	1,431	(68)	(885)	817
Income tax expense (benefit)	255	(1,062)	1,317	3	(1,237)	1,240
Net income (loss)	$22	$2,529	$(2,507)	$1,235	$3,440	$(2,205)

Infrastructure

	As Reported			As Reported
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$26,752	$9,890	$16,862	$71,804	$13,514	$58,290
Cost of goods sold	20,798	7,213	13,585	54,614	10,179	44,435
Gross profit	5,954	2,677	3,277	17,190	3,335	13,855
General and administrative	1,437	696	741	3,644	1,594	2,050
Salaries and related benefits	2,694	991	1,703	7,062	1,424	5,638
Professional fees	70	32	38	211	51	160
Depreciation expense	391	117	274	1,617	165	1,452
Income (loss) from operations	1,362	841	521	4,656	101	4,555
Other (income) expenses	92	18,132	(18,040)	906	18,103	(17,197)
Income tax expense (benefit)	91	(22)	113	(14)	(67)	53
Net income (loss)	$1,179	$(17,269)	$18,448	$3,764	$(17,935)	$21,699

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	Proforma			Proforma
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$26,752	$17,575	$9,177	$72,036	$48,656	$23,380
Cost of goods sold	20,798	12,548	8,250	54,702	36,045	18,657
Gross profit	5,954	5,027	927	17,334	12,611	4,723
General and administrative	1,437	879	558	3,693	3,369	324
Salaries and related benefits	2,694	1,714	980	7,075	6,750	325
Professional fees	70	78	(8)	211	254	(43)
Depreciation expense	391	118	273	1,617	400	1,217
Income (loss) from operations	1,362	2,238	(876)	4,738	1,838	2,900
Other (income) expense	92	18,023	(17,931)	915	15,911	(14,996)
Income tax expense (benefit)	91	44	47	(14)	131	(145)
Net income (loss)	$1,179	$(15,829)	$17,008	$3,837	$(14,204)	$18,041

Non-Operating Corporate

	As Reported and Proforma			As Reported and Proforma
	Three Months Ended September 30,			Nine Months Ended September 30,
			Increase			Increase
(in thousands)	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$-	$-	$-	$-	$-	$-
Cost of goods sold	-	-	-	-	-	-
Gross profit	-	-	-	-	-	-
Stock based compensation	7,847	7,558	289	28,352	21,351	7,001
General and administrative	1,611	699	912	5,299	2,410	2,889
Salaries and related benefits	1,591	1,011	580	5,095	2,314	2,781
Professional fees	569	382	187	2,306	1,179	1,127
Depreciation expense	-	-	-	-	-	-
Income (loss) from operations	(11,618)	(9,650)	(1,968)	(41,052)	(27,254)	(13,798)
Other (income) expenses	(24,262)	2,472	(26,734)	(15,883)	(251)	(15,632)
Income tax expense (benefit)	(529)	(1,632)	1,103	(1,762)	(4,604)	2,842
Net income (loss)	$13,173	$(10,490)	$23,663	$(23,407)	$(22,399)	$(1,008)

7

CHARGE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$36,235,710	$18,238,264
Accounts receivable net of allowances of $171,078 and $176,949, respectively	74,984,606	73,334,183
Inventory	183,849	111,070
Deposits, prepaids and other current assets	4,511,644	1,721,222
Investments in marketable securities	6,404,567	9,618,743
Investments in non-marketable securities	175,416	100,000
Cost in excess of billings	7,853,793	4,812,483
Total current assets	130,349,585	107,935,965

Property, plant and equipment, net	1,661,043	2,011,668
Intangible assets, net	10,864,651	-
Finance lease asset	390,345	469,645
Operating lease right-of-use asset	3,471,459	1,558,052
Non-current assets	232,000	-
	36,017,209	26,054,522
Deferred tax asset	4,558,166	5,579,660
Total assets	$187,544,458	$143,609,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82,059,741	$71,428,301
Accrued liabilities	10,000,762	5,739,475
Deferred revenue	9,065,856	7,017,392
Derivative liability	11,773,452	-
Convertible notes payable, net of discount	-	2,700,337
Line of credit	2,152,388	1,898,143
Finance lease liability	134,099	159,215
Operating lease liability	1,340,849	125,191
Total current liabilities	116,527,147	89,068,054

Non-current liabilities
Finance lease liability, non-current	165,653	218,825
Operating lease liability, non-current	2,208,909	1,442,743
Notes payable, net of discount	22,747,991	26,087,523
Convertible notes payable, net of discount	-	4,475,260
Total liabilities	141,649,700	121,292,405

Mezzanine Equity
Series B Preferred Stock (0 and 2,395,105 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	-	6,850,000
Series C Preferred Stock (6,226,370 shares issued and outstanding at September 30, 2022)	16,571,656	-
Total Mezzanine Equity	16,571,656	6,850,000

Commitments, contingencies and concentration risk (Note 16)

Stockholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized;
Series C: 2,370,370 shares issued and outstanding at December 31, 2021	-	237
Series D: 1,177,023 shares issued and outstanding at September 30, 2022	118	-
Common stock, $0.0001 par value; 750,000,000 shares authorized 206,482,414 and 184,266,934 issued and outstanding at September 30, 2022 and December 31, 2021, respectively	20,648	18,426
Common stock to be issued, 0 shares at September 30, 2022 and 6,587,897 December 31, 2021	-	658
Additional paid in capital	190,521,417	126,869,604
Accumulated other comprehensive income (loss)	-	(32,289)
Accumulated deficit	(161,219,081)	(111,389,529)
Total stockholders’ equity	29,323,102	15,467,107
Total liabilities and stockholders’ equity	$187,544,458	$143,609,512

8

CHARGE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$185,857,129	$116,998,086	$529,875,631	$357,708,784
Cost of Goods Sold	178,950,754	113,094,330	509,218,015	350,079,862
Gross Profit	6,906,375	3,903,756	20,657,616	7,628,922

Operating expenses
Stock based compensation	7,847,636	7,557,616	28,351,975	21,351,212
General and administrative	3,515,727	1,928,391	10,420,242	5,324,092
Salaries and related benefits	4,416,656	2,586,680	12,786,665	5,210,140
Professional fees	667,411	431,698	2,580,020	1,264,299
Depreciation and amortization expense	432,921	166,431	1,745,040	314,334
Total operating expenses	16,880,351	12,670,816	55,883,942	33,464,077

(Loss) from operations	(9,973,976)	(8,767,060)	(35,226,326)	(25,835,155)

Other income (expenses):
Loss on impairment	-	(18,119,592)	-	(18,119,592)
Income (loss) from investments, net	(117,715)	(840,911)	(1,140,090)	3,420,417
Amortization of debt discount	(494,561)	(1,164,806)	(7,938,229)	(2,147,594)
Amortization of debt discount, related party	-	-	-	(95,127)
Change in fair value of derivative liabilities	28,669,066	-	28,669,066	(400)
Interest expense	(520,834)	(485,542)	(2,001,615)	(934,225)
Other income (expense), net	(3,346,462)	1,181,781	(2,432,871)	1,171,343
Foreign exchange adjustments	(24,347)	251,280	(110,538)	(261,432)

Total other expenses, net	24,165,147	(19,177,790)	15,045,723	(16,966,610)

Income (loss) before income taxes	14,191,171	(27,944,850)	(20,180,603)	(42,801,765)

Income tax benefit (expense)	183,184	2,715,260	1,772,804	5,908,091

Net income (loss)	$14,374,355	$(25,229,590)	$(18,407,799)	$(36,893,674)
Less: Deemed dividend	-	-	(36,697,317)	-
Less: Preferred dividends	(302,441)	-	(922,254)	-
Net income (loss) available to common stockholders	$14,071,914	$(25,229,590)	$(56,027,370)	$(36,893,674)

Basic income (loss) per share available to common stockholders	$0.06	$(0.17)	$(0.29)	$(0.25)
Diluted income (loss) per share available to common stockholders	$0.05	$(0.17)	$(0.29)	$(0.25)

Weighted average number of shares outstanding, basic	206,224,561	152,222,589	196,126,428	150,397,062
Weighted average number of shares outstanding, diluted	231,388,387	152,222,589	196,126,428	150,397,062

9

CHARGE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,407,799)	$(36,893,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,059,966	-
Depreciation	685,074	314,334
Stock-based compensation	28,351,975	21,351,212
Stock issued for services	-	353,903
Change in fair value of derivative liabilities	(28,669,066)	400
Amortization of debt discount	7,938,229	2,147,594
Amortization of debt discount, related party	-	95,127
Amortization of debt issue costs	-	10,438
Loss on foreign currency exchange	110,538	261,432
Loss on impairment	-	18,119,592
Net (income) loss from investments	1,140,090	(3,420,417)
Other (income) expense, net	2,465,068	(1,268,155)
Income tax (benefit) expense	(1,772,804)	(5,908,091)
Changes in working capital requirements:
Accounts receivable	(1,899,791)	18,536,022
Accrued revenue	-	(1,717,395)
Inventory	(72,779)	14,144
Deposits, prepaids and other current assets	(1,761,407)	2,258,191
Other assets	(43,147)	117,476
Costs in excess of billings	(3,041,310)	-
Accounts payable	10,147,863	(11,205,660)
Other current liabilities	(1,196,067)	424,506
Deferred revenue	2,048,463	-
Other comprehensive income	-	(88,023)
Net cash (used in) provided by operating activities	(2,916,904)	3,502,956

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(204,893)	(1,274,687)
Disposal of fixed assets	-	837,120
Sale of intellectual property	179,466	-
Purchase of marketable securities	(45,430,216)	(62,031,435)
Sale of marketable securities	47,428,885	55,872,437
Purchase of non-marketable securities	-	(100,000)
Acquisition of ANS	(362,962)	(12,948,324)
Acquisition of EV Depot	(1,231,250)	-
Cash acquired in acquisition	104,485	(282,101)
Net cash provided by (used in) investing activities	483,515	(19,926,990)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from issuance of notes payable	-	10,000,000
Cash receipts from issuance of convertible notes payable	-	5,000,000
Proceeds from sale of Common Stock	10,000,025	-
Proceeds from sale of Series C Preferred Stock	10,845,000	-
Proceeds from exercise of warrants	1,121,818	-
Proceeds from exercise of stock options	164,076	-
Draws from revolving line of credit, net	254,245	(270,727)
Employee taxes paid for stock-based compensation	(417,959)
Cash paid for contingent liability	-	(61,232)
Payment on financing lease	(78,288)	(81,272)
Payment of dividends	(818,343)	-
Redemption of Series B Preferred Stock	(685,000)	-
Net cash provided by financing activities	20,385,574	14,586,769

Foreign currency adjustment	45,261	(366,306)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,997,446	(2,203,571)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,238,264	11,629,303
CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,235,710	$9,425,732

Supplemental disclosure of cash flow information
Cash paid for interest expense	$2,138,386	$247,900
Cash paid for income taxes	$485,401	$-

Non-cash investing and financing activities:
Issuance of Series B Preferred Stock for acquisition	$-	$6,850,000
Issuance of common stock for acquisition	$17,530,278	$-
Debt discount associated with promissory notes	$-	$4,296,911

10

Non-GAAP Measures

In this press release, the Company has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) with the following financial measures that are not calculated in accordance with GAAP: EBITDA and Adjusted EBITDA. Management uses both GAAP and non-GAAP measures to assist in making business decisions and assessing overall performance. The Company’s measurement of these non-GAAP financial measures may be different from similarly titled financial measures used by others and therefore may not be comparable. These non-GAAP financial measures should not be considered superior to the GAAP measures in the tables included within this material.

Certain information presented in this press release reflects adjustments to GAAP measures such as EBITDA and Adjusted EBITDA as an additional way of assessing certain aspects of the Company’s operations that, when viewed with the GAAP financial measures, provide a more complete understanding of its on-going business. EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization, and amortization of debt discount and debt issue costs. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation, income (loss) from investments, net, other (income) expense, net, and foreign exchange adjustments.

CHARGE ENTERPRISES, INC.

NON-GAAP RECONCILIATION

	As Reported Three months ended September 30,		As Reported Nine months ended September 30,
($ in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net income (loss)	$14,374	$(25,230)	$(18,408)	$(36,894)
Income tax expense (benefit)	(183)	(2,715)	(1,773)	(5,908)
Interest expense	521	486	2,002	934
Depreciation & Amortization	433	166	1,745	314
Amortization of debt discount	495	1,165	7,938	2,148
Amortization of debt discount, related party	-	-	-	95
EBITDA	15,640	(26,128)	(8,496)	(39,311)
Adjustments:
Stock based compensation	7,847	7,558	28,352	21,351
Loss on impairment	-	18,120	-	18,120
(Income) loss from investments, net	118	841	1,140	(3,420)
Change in fair value of derivative liabilities	(28,669)	-	(28,669)	-
Other (income) expense, net	3,346	(1,182)	2,433	(1,171)
Foreign exchange adjustments	24	(251)	111	261
Adjusted EBITDA	$(1,694)	$(1,042)	$(5,129)	$(4,170)

	Proforma Three months ended September 30,		Proforma Nine months ended September 30,
($ in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net income (loss)	$14,374	$(23,790)	$(18,334)	$(33,163)
Income tax expense (benefit)	(183)	(2,649)	(1,773)	(5,710)
Interest expense	521	486	2,011	956
Depreciation & Amortization	433	166	1,745	548
Amortization of debt discount	495	1,165	7,938	2,148
Amortization of debt discount, related party	-	-	-	95
EBITDA	15,640	(24,622)	(8,413)	(35,126)
Adjustments:
Stock based compensation	7,847	7,558	28,352	21,351
Loss on impairment	-	18,120	-	18,120
(Income) loss from investments, net	118	841	1,140	(3,420)
Change in fair value of derivative liabilities	(28,669)	-	(28,669)	-
Other (income) expense, net	3,346	(1,291)	2,433	(3,385)
Foreign exchange adjustments	24	(251)	111	261
Adjusted EBITDA	$(1,694)	$355	$(5,046)	$(2,199)

11